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EXH-10
EXHIBIT 10.2

     Amendment to Employment Agreement (the "Amendment"), effective as of May 14, 2001 (the "Effective Date"), between eB2B Commerce, Inc., a New Jersey corporation with principal offices at 757 Third Avenue, New York, NY 10017 (the "Company") and Alan Andreini, residing at 245 East 58th Street, Apt 30C, New York , NY 10022 ( "Employee"). The Company and Employee may be referred to herein collectively as the "Parties" or individually as a "Party."

     WHEREAS, the Company and Employee are parties to an Employment Agreement (the "Agreement"), dated effective as of July 1, 2001; and

     WHEREAS, the Company and Employee now desire to amend certain of the terms set forth in the Agreement, and to memorialize such amended terms in this Amendment.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the Parties do hereby agree as follows:

1 Amendment to Section 3.1. Section 3.1 of the Agreement is hereby amended by deleting the phrase "$225,000 per year" and inserting the phrase "$125,000 per year."

2 Amendment to Section 4.1. Section 4.1 is hereby amended by deleting the last sentence and replacing it with the following sentence: "Employee shall be entitled to the vacation ("paid time off" as defined in the Company's Employee Handbook) during each year of this Agreement in accordance with the standard policies and procedures for similarly situated employees of the Company."

3 Amendment to Section 4.2. Section 4.2 of the Agreement is hereby deleted in its entirety, and shall be of no further for or effect.

4 Amendment to Section 4.3. Section 4.3 of the Agreement is hereby deleted in its entirety, and shall be of no further force or effect.

5 Amendment to Section 6.2. Section 6.2 of the Agreement is hereby deleted in its entirety, and the following is inserted in its place and stead:

          Resignation of Employee for Good Reason. The Parties agree that Employee has the right to voluntarily terminate his employment with the Company for "Good Reason" upon providing twenty (20) days prior written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events or conditions:

          a change in Employee's status, titles, positions or responsibilities which represents an adverse change from his status, titles, positions or responsibilities as in effect immediately prior thereto and which causes Employee embarrassment or creates the appearance of being demeaned by the Company; the assignment to Employee of any duties or responsibilities which are inconsistent with his status, titles or positions and which causes Employee embarrassment or creates the appearance of being demeaned by the Company; or any removal of Employee from or




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          failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for "Disability" (as defined below), for "Cause" (as defined below), as a result of his death, or by Employee other than for Good Reason;

          a reduction in the Base Salary (which is not associated with an overall plan for decreasing salaries and/or operating expenses of the Company); or

          the relocation of the offices of the Company at which Employee is principally employed to a location more than fifty (50) miles from the location of such offices immediately prior to the relocation, except for required travel on business of the Company to an extent substantially consistent with Employee's customary business travel obligation and duties.

6 Amendment to Section 6.3. Section 6.3 is hereby deleted in its entirety, and the following is inserted in its place and stead:

          Termination by the Company for Convenience. The Parties agree that the Company has the right to terminate Employee's' employment for convenience during the term of this Agreement upon notice to Employee. The date of termination will be the date specified in a notice from the Company. Employee will cease to have any power of his office as of such date. In addition, the failure of the Company to extend the Term of this Agreement for a Succeeding Employment Term (or a termination by the Company which has the effect of terminating this Agreement without a Succeeding Employment Term) shall be deemed a termination of Employee's employment by the Company for convenience.

7 Amendment to Section 6.7.1. Section 6.7 is hereby amended by adding the following sentence as the final sentence of the section: "In addition, any options granted to Employee subsequent to the date of the Agreement which have vested at the time of a termination of Employee's employment pursuant to Sections 6.2, 6.3 or 6.5 of the Agreement shall remain exercisable until the earlier of two years from the date of termination or 10 years from the date of grant of the Options.

7 Amendment to Section 6.8. Section 6.8 is hereby amended by deleting the second sentence and replacing it with the following:

          In addition, if Employee's employment with the Company terminates pursuant to Sections 6.2 or 6.3 hereof the Company will (i) pay, in six (6) equal monthly installments, to Employee an amount equal to fifty (50%) percent of his Base Salary at the rate then in effect,
          (ii) for a period of six (6) months pay the rent associated with Employee's residence at 245 East 58th Street, Apt. 30C, New York, NY, and (iii) continue to provide Employee and his beneficiaries for nine
          (9) months following such termination, health and welfare benefits substantially similar in the aggregate to those provided to the other senior executives of the Company; provided, however, that the Company's obligation with respect to the foregoing benefits shall be reduced to the extent Employee or his beneficiaries obtains any such benefits pursuant to a subsequent employer's benefit plans.




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8    Amendment to Section 17.1. Section 17.1 of the Agreement is hereby deleted, and the following in inserted in its place and stead:

          Notices. Any and all notices, demands, requests or other communication required or permitted by this Agreement or by law to be served on, given to, or delivered to any Party hereto by any other Party to this Agreement shall be provided in writing or orally. If notice is provided in writing, it shall be deemed duly served, given, or delivered when personally delivered to the Party to be notified, or in lieu of such personal delivery, when deposited in the United States mail, registered or certified mail, return receipt requested, or when confirmed as received if delivered by overnight courier, addressed to the to the Party to be notified, at the address of the Company at its principal office, as first set forth above, or to Employee at the address as first set forth above. If notice is provided orally, it shall be deemed duly served, given, or delivered when personally stated to the Party to be notified, and shall be confirmed in writing within 30 days of such notice. Such written confirmation shall be delivered in a manner consistent with the provisions of the second sentence of this provision. The Company or Employee may change the address in the manner required by law for purposes of this paragraph by giving written notice of the change, in the manner required by the second sentence of this provision, to the respective Parties.

9 Amendment to Section 17.4. Section 17.4 is hereby deleted in its entirety, and the following is inserted in its place and stead:

          Attorney's Fees. In the event of any litigation or arbitration that occurs between the Parties, each Party shall be responsible for their own attorney's fees and costs associated with such litigation or arbitration.

10 Agreement to Enter into Restated Agreement. The Parties agree to enter into a restated employment agreement containing the provisions of the Agreement as modified by this Amendment within 30 days of the date of this Amendment.

11 No Further Revisions; Agreement Remains in Full Force and Effect. Except for the revisions to the Agreement set forth above, the Agreement remains unchanged, and in full force and effect.



IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year set forth below.



eB2B COMMERCE, INC.


By: /s/ John J. Hughes                         By: /s/ Alan Andreini
   ----------------------                      ----------------------
                                                   Alan Andreini



Date: May 15, 2001                               Date:  May 15, 2001
     ----------------------                      ----------------------